SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                 January 8, 2002
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                        (Date of earliest event reported)



                         Progress Financial Corporation
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             (Exact name of registrant as specified in its charter)



Delaware                               0-14815                       25-2413363
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(State of other jurisdiction     (Commission File Number)         (IRS Employer
  of incorporation)                                              Identified No.)


4 Sentry Parkway, Suite 200, Blue Bell, Pennsylvania              19422-0764
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(Address of principal executive offices)                          (Zip Code)



                                 (610)-825-8800
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              (Registrant's telephone number, including area code)



                                 Not Applicable
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(Former name,former address and former fiscal year, f changed since last report)



                         Exhibit Index appears on page 4

Item 5.           Other Events



     Progress Financial Corporation ("Progress" or the "Company") announced that its wholly-owned subsidiary, Progress Capital Management, Inc., has exited the venture fund management business. For further information, see the press release dated January 8, 2002 attached as Exhibit 99(a) and incorporated herein by reference.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         PROGRESS FINANCIAL CORPORATION





Dated:   January 8, 2001                 By:      /s/ Michael B. High
                                                ------------------------------
                                                  Michael B. High
                                                  Chief Operating Officer and
                                                  Chief Financial Officer

                                  EXHIBIT INDEX




 Exhibit Number                        Description


     99(a) Press Release on Progress Financial Corporation exiting venture fund management distributed on January 8, 2002.

                                  Exhibit 99(a)


         Press Release regarding Progress Financial Corporation Exiting
                             Venture Fund Management

FOR IMMEDIATE RELEASE                  Contact:  Michael B. High
January 8, 2002                        Progress Financial Corporation
                                       610-941-4804
                                       mike_high@progressbank.com

          Progress Financial Corporation Exits Venture Fund Management
                       and Reduces Private Equity Exposure

     Blue Bell, PA. - Progress Financial Corporation (Nasdaq:PFNC) announced today that its wholly-owned subsidiary, Progress Capital Management, Inc., has exited the venture fund management business. Progress Capital Management, which served as manager of NewSpring Ventures, L.P. (NewSpring), a $90 million equity SBIC, transferred that responsibility on December 31, 2001 to NewSpring Capital Management, Inc., which was formed by the NewSpring operating partners, Janet Paroo and Michael DiPiano. Progress Capital Management, Inc., which also serves as fund manager of the Ben Franklin/Progress Fund, has closed that fund for new investments and is currently distributing its profits. Additionally, as part of its decision to exit the fund management business, the Company sold its limited partnership interest in NewSpring to the Eastern Technology Fund (ETF), which resulted in a pre-tax gain as of December 31, 2001 of approximately $900,000 representing the amount by which the Company had previously written down its NewSpring investment. The Company will hold a 6.67 percent limited partnership interest in NewSpring.

     Progress Capital Management, Inc has retained a seat on the NewSpring Ventures, L.P. Investment Committee. W. Kirk Wycoff, Chief Executive Officer of Progress Financial Corporation, will fill that role for the Company. Mr. Wycoff commented "The management of private equity funds has become inconsistent with our focus on community banking at Progress and also due to the sale of TechBanc to Comerica Bank. The operating partners of the fund wanted to assume this leadership function through the purchase of the NewSpring Ventures general partner and the establishment of a new management company. The fund's management will remain in place and continue to follow the fund's investment objectives as they have since inception, and Progress Financial will be an active investment committee member." Janet Paroo commented "We are excited to assume ownership of the General Partner and form our new management company. Mike DiPiano and I believe that NewSpring Ventures, L.P. will be the first of many funds we will sponsor together. With investments in many strong companies such as Innaphase, Fiberlink, eCount, and Prescient Systems in the fund, we believe the future for NewSpring Ventures is very bright."

     W. Kirk Wycoff went on to say "The volatility of private equity fund results has made it difficult for the investment community to measure the true earnings potential of Progress Financial Corporation and Progress Bank. By reducing the quarterly valuation changes that come from controlling these private equity interests, we believe our core earnings can be more fully appreciated." Wayne Kimmel, the Managing Director of ETF, expressed his opinion, saying "Our fund is delighted to purchase the NewSpring interest. We believe their management has done a good job of selecting early-stage investments, and we look forward to working with them."

     Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, PA. The business of the Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through 20 full-service offices. The Company also offers financial planning services, life insurance, and investments through Progress Financial Resources, Inc., headquartered in Philadelphia. In addition, the Company receives fees for financial and operational management consulting services for commercial clients through KMR Management, Inc. located in Willow Grove, PA. The Company's common stock is traded on The Nasdaq Stock Market under the symbol "PFNC."

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